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Exhibit 10.1


                           NEXTEL/MOTOROLA AGREEMENT
                                 March 27, 1997


        The x x x Nextel Business Plan (the "Plan") presented to x x x concluded with Pages 19 and 20. Page 19 of the Plan quantified Motorola Fixed Network Equipment and Handsets for the x x x plus x x x . Page 20 of the Plan offered Nextel suggested solutions toward accomplishing the Plan. This document establishes the joint commitments and agreements between Motorola and Nextel with respect to Nextel's desire to rapidly expand and grow its United States business as well as establish international business operations.

                    Joint Commitments of Nextel and Motorola

A.       Nextel agrees to place orders by  x x x , and take delivery in  x x x
         of at least   x x x ,  x x x , and  x x x  of Motorola iDEN
         infrastructure and x x x Motorola iDEN subscriber units of which at least x x x are to be x x x units. All infrastructure equipment
         and subscriber units shipped to date in  x x x   prior to execution of
         this agreement will count towards the overall purchased and shipped commitments in x x x . Motorola will insure sufficient manufacturing capacity to produce and ship the quantities of equipment and subscriber units specified in this paragraph in x x x .

         Purchase orders for infrastructure may be issued with generic quantities of sites and base radios provided that 90 days prior to shipment configurations are determined that are within (10% of exact configurations which must be established 30 days prior to scheduled shipment). Configurations for longer lead time items, such as x x x and x x x , must be established based on normal manufacturing lead times from Motorola vendors. The parties jointly commit to develop an x x x throughout x x x and x x x .

         It is understood that requirements to manufacture and ship subscriber units will be x x x. However, the parties agree to establish a x x x forecast for subscriber units so that units produced and shipped within the beginning and end period of the short term step will be x x x.

B. Nextel agrees to the x x x of iDEN technology for a period of x x x in all x x x . Furthermore, Nextel agrees to place major infrastructure orders with Motorola for shipments in x x x for x x x and the x x x , and in x x x to place major infrastructure orders with Motorola for x x x and x x x .



 x x x CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION





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         Nextel agrees to include Motorola Network Services as a partner in the
         x x x opportunity, or buy out Network Services interests at fair market value. Motorola and Nextel agree to use best efforts to arrive at a fair market value agreement for Network Services interest in x x x .

         In consideration of Nextel's desire to aggressively enter the integrated services business in international markets x x x, Motorola's LMPS International Network Services Group and iDEN Group will agree to meet quarterly with McCaw International to discuss plans and opportunities where there may be mutual benefit and to give Nextel appropriate notice prior to selling or transferring Motorola's owned SMR channels to give McCaw International the opportunity to consider purchase of such SMR channels.

        Motorola will agree not to x x x rights to purchase or use x x x in international markets (other than x x x and x x x where previously granted rights expire in x x x ) or enter into other arrangements that would prohibit Motorola from x x x to MIL for x x x such other international markets. However, if MIL expresses no interest in certain international markets where other customers have expressed conditional firm interest in x x x , Motorola will entertain specific customer requests to insure an equipment sale.

C.       International Pricing

         The following sets forth the basic framework for international pricing on both infrastructure and subscriber purchases by McCaw International
         (MIL) or its affiliates.

         Infrastructure Pricing

             - If MIL commits to x x x per year of aggregate net discounted EBTS shipments in markets with either (i) x x x and x x x or (ii) in markets with at least x x x , Motorola will match x x x .

             - Motorola will count x x x of net discounted EBTS shipments up to x x x in value in non-controlled markets towards the x x x annual commitment.

             - If EBTS shipments in a calendar year are less than x x x , prices will be x x x higher than x x x . ( x x x )

             - Installation/optimization and other unique costs will be determined by country/project and billed separately.



 x x x CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION





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         Subscriber Pricing

             - If MIL commits to x x x aggregate units per year of iDEN subscriber shipments in markets with either (i) x x x and x x x or (ii) in markets with at least x x x , Motorola will
                 x x x   for subscriber products and accessories.  The  x x x
                 will not be applicable to international subscriber units loading.

             - If subscriber shipments are less than x x x per year, prices for subscriber units and accessories will be x x x higher than x x x . ( x x x )

             - Type approval and other unique or additional costs associated with doing business internationally will be determined by country/project and billed separately.

             In markets where MIL has less than x x x and x x x , prices for both subscriber and infrastructure will be mutually negotiated between the relevant parties.

D.       Nextel agrees the  x x x   x x x  program is a  x x x  program.   x x
         x of infrastructure and/or subscriber equipment is not permitted, nor are international purchases counted toward the U.S. x x x in any year.

E. Motorola will price its infrastructure at the appropriate x x x ( x x x ) and the subscriber units per the x x x .

         For years x x x and x x x , Motorola will agree to an infrastructure x x x program. The x x x will be an infrastructure x x x for each x x x , x x x and x x x subscriber unit x x x onto x x x as described below. Motorola agrees that it will x x x if, due to no fault of Nextel, it is unable to ship the minimum infrastructure quantities specified for x x x and x x x in Section A and on Page 18 of the Plan.

         Year  x x x  Infrastructure  x x x  Program

          x x x ,  x x x
                 Motorola will provide a x x x plus provide x x x (or x x x if package other than x x x package is ordered) of x x x respectively.



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COMMISSION





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         x x x  unit volume counts toward  x x x  and  x x x  unit volume.   x
         x x does not qualify for any x x x . In the event the combined x x x , x x x and x x x purchase and shipped volume exceeds x x x in x x x thus qualifying for a x x x on all x x x , the x x x x x x will also be x x x on all x x x .

     x x x
         Motorola expects Nextel to order a minimum of  x x x   x x x  units
         and will offer a  x x x   x x x  up to these quantities and will
         provide  x x x   of the applicable  x x x  (or  x x x  if package
         ordered other than  x x x  package is ordered) for all units
         purchased.  After that volume, Motorola will increase the  x x x   x x
         x by x x x to x x x for all units in excess of x x x . This x x x increased x x x applies only to the x x x between x x x and
         x x x .  At  x x x and above, a  x x x , the   x x x  returns to  x x
         x .

         1.  An additional  x x x  of  x x x  is available for each one
             percentage point increase in the  x x x   x x x .

         2. Per Nextel's request, infrastructure x x x will begin with x x x as of x x x and will continue through x x x . In order to continue throughout the full year, the full infrastructure program
             ( x x x ,   x x x  and  x x x ) must be ordered by  x x x  for
             shipment in  x x x . If the commitment beyond the  x x x
             "Existing Plan" is not received by that time, then the x x x beginning x x x will be reduced by x x x per x x x and x x
             x .  The  x x x   x x x will be eliminated completely.

             During the year Motorola and Nextel recognize that business and other considerations may affect the buildout commitment by Nextel. As such, Motorola and Nextel will mutually agree to make x x x
             adjustments to the above  x x x  if the  x x x   x x x .

             In any event, a  x x x   x x x  program will be available only if
             the infrastructure volume exceeds Motorola's initial x x x
             infrastructure plan of   x x x ,  x x x  and  x x x .



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COMMISSION





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    3.   The  x x x  will be  x x x  based upon the  x x x ,  x x x  and  x x x
         x x x onto x x x . Motorola will, at Nextel's option, issue an infrastructure x x x for the amount of the x x x .

         For purposes of determining the x x x and associated x x x in each calendar month, the following procedure will be used:

         x x x :
             The  x x x  between  x x x  and  x x x  will be used to determine
             the  x x x  amount.   x x x  is used as the starting date due to
             sales activity carryover from  x x x .

         x x x :
             The x x x between the last day of the prior month and last day of the current month will determine the x x x amount.

         x x x :
             The  x x x  between the last day of  x x x  and   x x x  will
             determine the x x x amount. The x x x date is used to compensate for sales made in x x x that are not counted until x x x .

         The parties agree to develop mutually an acceptable auditable method of determining the number of x x x during each payout period.

x x x  Infrastructure  x x x  Program

In order for Nextel in the United States only to continue to receive  x x x   x
x x  prices on  x x x ,  x x x , and  x x x  in  x x x   as will be  x x x ,
Nextel agrees to commit to purchase and accept shipment of  x x x of
infrastructure equipment in the year x x x   for both its domestic and
international markets plus commit to the purchase and shipment of x x x subscriber units for the U.S. markets in the year x x x . Quantities of * **, x x x , x x x and other equipment which total to an estimated cost of x x x
will be mutually agreed upon between the parties prior to the end of   x x x .
In order to kick off the  x x x   x x x  program, Nextel  agrees to place
purchase orders for such equipment by x x x . Any x x x infrastructure quantities that the parties mutually agree to ship in x x x will be x x x towards the x x x infrastructure shipments commitment in x x x .



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COMMISSION





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x x x ,  x x x ,  x x x
         Motorola will provide a  x x x   x x x  per  x x x , * ** or  x x x
         purchased and  x x x  plus  x x x  of the applicable x x x   (or  x x
         x  if   x x x  package is ordered) for each unit type based on the appropriate  x x x  price point of the x x x  schedule.

                 The maximum x x x to be made in x x x will be capped at x x x .

         1.      An additional  x x x  of  x x x  is available for each  x x x
                 in the  x x x   x x x .

         2.       x x x  will begin as of   x x x  and extend through  x x x .
                 During the year Motorola and Nextel recognize that business and other considerations may affect the buildout commitment by Nextel. As such, Motorola and Nextel will mutually agree to make x x x adjustments to the above x x x if the x x x
                 x x x  commitments fall below the infrastructure commitment of
                 x x x  in shipments and subscriber commitment of   x x x .

         3.      The  x x x  will be  x x x  at the end of  x x x  based upon
                 the  x x x ,  x x x ,  and  x x x   x x x  onto  x x x.
                 Motorola will, at Nextel's option, issue an infrastructure x x x for the amount of the x x x .

                 For purposes of determining the x x x in each calendar month, the following procedure will be used:

                 x x x :
                     The  x x x   x x x  between  x x x  and  x x x  will be
                     used to determine the x x x  amount.

                 x x x :
                     The  x x x   x x x  between the  x x x  and  x x x  of
                     the  x x x  will determine the  x x x   amount.

                 x x x :
                     The x x x between the x x x and x x x will determine the x x x amount.


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COMMISSION





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                 The parties agree to develop a mutually acceptable auditable
                 method  of determining the number of  x x x   x x x during
                 each payment period.

F.       Antenna Site Rental

         Motorola and Nextel agree to the following plan which will apply to Nextel site contract payments valid through and including the x x x . This pricing plan will supersede the existing master site agreement pricing plans currently being negotiated between Motorola and Nextel through the x x x . All other elements of the master site agreement will remain in full force before and after x x x as stipulated in the master agreement.

                 - A x x x discount from x x x on Motorola owned, leased and managed x x x to be used by Nextel for x x x . ( x x x additional discount to the x x x discount Nextel already receives.)

                 - A x x x discount from x x x on Motorola owned x x x, and a x x x discount from x x x on Motorola leased and managed x x x to be used by Nextel for x x x.

                 - Where, Nextel assumes its required and incremental capital improvements, fuel and utility costs on all sites.

                 - On Motorola managed or leased sites, Motorola will agree to an annual rental increase percent x x x for a site. Motorola will x x x .

                 - On Motorola owned sites, Motorola will agree at the time of a lease renewal to CAP any increases in the x x x at an amount that will not exceed the x x x for the x x x
                     .

G.       Alternative Infrastructure and Subscriber Equipment Manufacturer
         Arrangements

         Section IV of the Second Amendment to Purchase Agreements dated April 4, 1995, established a concept of "Licensing" alternate supply sources for both iDEN infrastructure and subscriber units. Nextel and Motorola agree to update the agreement as promptly as practicable to establish a revised framework of agreement for potential third party iDEN infrastructure and subscriber equipment manufacturers.



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H.       x x x Market Opportunity

         Motorola LMPS and Nextel personnel are actively addressing the opportunity to provide an optimal solution for x x x . Motorola believes opportunities of this type may be served through a proposed x x x arrangement with Nextel. The parties agree to mutually work together to establish such an arrangement.

I.       Motorola (and Nextel) senior management tied to Nextel Performance

         Motorola will tie its LMPS Senior Management and it is expected Nextel will tie its Senior Management to a mutually agreed to set of Nextel performance items, one-half on x x x and one-half on some combination of X X X, X X X, x x x and x x x.

J. Nextel and Motorola agree that the contents of this agreement are strictly confidential and that neither party will disclose any of the contents without the mutual consent of the other party.



Agreed to:

         MOTOROLA, INC.                    NEXTEL COMMUNICATIONS, INC.

Name     /s/ Fred Wright                   Name /s/ Thomas J. Sidman

Date     March 27, 1997                    Date March 27, 1997



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